Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 9, 2004 and February 19, 2003, with respect to the consolidated financial statements of Perficient, Inc. included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-123177) and the related Prospectus of Perficient, Inc.

/s/ Ernst & Young LLP

Austin, Texas
April 8, 2005